UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2007
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 11, 2007, the Compensation and Leadership Committee of the Motorola, Inc. (“Motorola”) Board of Directors approved changes to the forms of Restricted Stock Unit Awards, Stock Award Agreements and Stock Option Consideration Agreements under the Motorola Omnibus Incentive Plan of 2006. The changes (1) remove the non-compete provisions, (2) limit the restrictions on solicitation of Motorola employees and solicitation of Motorola customers to one year, and (3) clarify the application of all restrictive covenants to Motorola subsidiaries. The existing restrictions on disclosing Motorola confidential information (which are of an unlimited duration) remain unchanged.
     The changes described above apply both to future grants of awards and to outstanding award agreements and are scheduled to take effect March 1, 2007.
     The changes described above do not apply to award agreements covering Motorola’s Chairman and Chief Executive Officer.
     This summary is qualified in its entirety by reference to the full text of the amended award agreements, filed with this report as Exhibits 10.37, 10.38 and 10.39.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following are filed as Exhibits to this Report.

Exhibit No.	Document
10.37	Form of Motorola, Inc. Award Document-Terms and Conditions Related to Employee Nonqualified Stock Options relating to the Motorola Omnibus Incentive Plan of 2006, as amended on February 11, 2007

10.38	Form of Motorola, Inc. Restricted Stock Unit Award Agreement relating to the Motorola Omnibus Incentive Plan of 2006, as amended on February 11, 2007

10.39	Form of Motorola Stock Option Consideration Agreement, as amended on February 11, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: February 15, 2007	By: /s/ A. Peter Lawson
A. Peter Lawson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT No.	DOCUMENT
10.37	Form of Motorola, Inc. Award Document-Terms and Conditions Related to Employee Nonqualified Stock Options relating to the Motorola Omnibus Incentive Plan of 2006, as amended on February 11, 2007

10.38	Form of Motorola, Inc. Restricted Stock Unit Award Agreement relating to the Motorola Omnibus Incentive Plan of 2006, as amended on February 11, 2007

10.39	Form of Motorola Stock Option Consideration Agreement, as amended on February 11, 2007